Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                Date of Report  October 21, 1999
               (Date of earliest event reported)



              MidAmerican Energy Holdings Company
     (Exact name of registrant as specified in its charter)



    Iowa                   0-25551                94-2213782
(State of other          (Commission File       (IRS Employer
 jurisdiction of           Number)            Identification No.)
 incorporation)



 666 Grand Avenue                 Des Moines, Iowa       50309
(Address of principal executive offices)                Zip Code




Registrant's Telephone Number, including area code:    (515) 242-4300




                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      On October 20, 1999, the Registrant announced that it has established the final pricing for the tender of its 9 7/8% Senior Notes due 2006, in connection with its previously announced cash tender offer and consent solicitation for such Notes. A copy of the press release issued by CalEnergy is attached hereto as
Exhibit 1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated October 21, 1999





                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MidAmerican Energy Holdings Company



                              By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Vice President





Dated: October 21, 1999

                      FOR IMMEDIATE RELEASE

Kevin Waetke, Director -- Corporate Communications          (515) 281-2785
Jodie Stephens, Director -- Investor Relations              (515) 281-2204

MidAmerican Tenders for 9 1/2% Senior Notes - Final Pricing Set

Des Moines, Iowa - October 21, 1999 - MidAmerican Energy Holdings Company ("MidAmerican" or the "Company") (NYSE: MEC, PCX and London) announced today that the Company has established the final pricing for the tender of its 9 1/2% Senior Notes due 2006 (the "Notes") (CUSIP No. 129466AD0), in connection with its previously announced cash tender offer and consent solicitation for such Notes. The Notes were previously issued by MidAmerican's predecessor, CalEnergy Company, Inc. The yield on the Reference Security was fixed at 5.958% and the Total Consideration Yield is 6.308%. Accordingly, the Total Consideration to be paid to holders who tendered prior to 5:00 p.m. on October 7, 1999 is $1,097.98 per $1,000 principal amount of Notes, and the Tender Offer Consideration for those not tendering on or before such time but before the Expiration Date of October 22, 1999 is $1,077.09. The Company expects to make such payments, together with accrued and unpaid interest, on October 27, 1999.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes. The offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated September 24, 1999 and the related Consent and Letter of Transmittal, as the same may be amended from time to time.

MidAmerican  Energy Holdings Company, headquartered  in  Des  Moines,
Iowa,  USA,  has  approximately 9,800 employees and  is  the  largest
publicly  traded  company  in  Iowa.   Through  its  retail   utility
subsidiaries, MidAmerican Energy in the U.S. and Northern Electric in the U.K., the Company provides electric service to 2.2 million customers and natural gas service to 1.2 million customers worldwide. Through CalEnergy, the Company's independent power production and non-regulated business subsidiaries, and MidAmerican Energy's utility operations, MidAmerican manages and owns interests in approximately 8,300 net megawatts of diversified power generation facilities in
operation,   construction   and   development.    Information   about
MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com.

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